FOR IMMEDIATE RELEASE

Flushing Financial Corporation to Attend the Sandler O’Neill & Partners, L.P. 2007 West Coast Financial Services Conference

LAKE SUCCESS, N.Y. -- March 1, 2007 -- Flushing Financial Corporation (the “Company”) (NASDAQ: FFIC), the parent holding company for Flushing Savings Bank, FSB announced today that John R. Buran, President and Chief Executive Officer, is scheduled to attend and meet with institutional investors at the Sandler O’Neill & Partners, L.P. West Coast Financial Services Conference from Monday, March 5th to Wednesday, March 7th, 2007, at the Ritz-Carlton Hotel in San Francisco.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company's Annual Report on Form 10-K and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as "may", "will", "should", "could", "expects", "plans", "intends", "anticipates", "believes", "estimates", "predicts", "forecasts", "potential" or "continue" or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

Flushing Financial Corporation is the holding company for Flushing Savings Bank, FSB, a federally chartered stock savings bank insured by the FDIC. The Bank conducts its business through fourteen banking offices located in Queens, Brooklyn, Manhattan, and Nassau County. Additionally, the Bank has further expanded outside its geographic footprint with its new online banking division, iGObanking.com.

Additional information on Flushing Financial Corporation may be obtained by visiting the Company's web site at http://www.flushingsavings.com.

CONTACT: Flushing Financial Corporation

David W. Fry, 718-961-5400

or

Van Negris & Company, Inc.

Van Negris / Lexi Terrero, 212-759-0290

Broadgate Consultants, Robert Cavosi, 212-493-6981

SOURCE: Flushing Financial Corporation